RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              AMERICA ONLINE, INC.

                   (Formerly Quantum Computer Services, Inc.)

                             Pursuant to Section 245
             of the General Corporation Law of the State of Delaware

                          ____________________________

                      Original Certificate of Incorporation
                        filed with the Secretary of State
                      of the State of Delaware May 24, 1985
                           __________________________


     FIRST:          The  name  of  the  corporation  is  America  Online,  Inc.
(hereinafter referred to as the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is, 1013 Centre Road, Wilmington, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

     THIRD:    The purpose of the Corporation is to engage in any lawful act  or activity or carry on any business for which corporations may be organized under the Delaware General Corporation Law or any successor statute.

     FOURTH:   A.   The total number of shares of all classes of stock which the
Corporation shall have authority to issue is 305,000,000 shares, divided into two classes, consisting of:

     300,000,000 shares of Common Stock, par value one cent ($0.01) per share (the "Common Stock"); and

     5,000,000 shares of Preferred Stock, par value one cent ($0.01) per share (the "Undesignated Preferred Stock").

     B. The following is a statement of the designations, powers, preferences and rights, and qualifications, limitations or restrictions of the Common Stock and the Preferred Stock. All cross references in this ARTICLE FOURTH refer to other paragraphs, sections or subsections in this ARTICLE FOURTH unless otherwise indicated.

                            SECTION 1 - Common Stock

           All shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

     1.1. Voting Rights. The holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders, except as otherwise required by law. There shall be no cumulative voting.

     1.2. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors, subject to any provision of this Restated Certificate of Incorporation, as amended from time to time, and subject to the relative rights and preferences of any shares of Preferred Stock authorized and issued hereunder.

     1.3. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Common Stock shall be entitled, subject to the rights and preferences, if any, of any shares of Preferred Stock authorized and issued hereunder, to share, ratably according to the number of shares of Common Stock held by them, in the remaining assets of the Corporation available for distribution to its stockholders.

                    SECTION 2 - Undesignated Preferred Stock

     The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Undesignated Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Undesignated Preferred Stock may be increased by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock then outstanding, subject in any event to the provisions of Article ELEVENTH of this Restated Certificate of Incorporation.

     Pursuant to the authority conferred by this Article FOURTH, the following series of Preferred Stock have been designated, each such series consisting of such number of shares, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as are stated and expressed in the exhibit with respect to such series attached hereto as specified below and incorporated herein by reference:

     Exhibit A           Series A Junior Participating Preferred Stock

     Exhibit B           Series B Convertible Preferred Stock


     FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     A. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the by-laws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

     B. The directors of the Corporation need not be elected by written ballot unless the by-laws so provide.

     C. Any action required or permitted to be taken by the stockholders of the Corporation may be effected only (i) at a duly called annual or special meeting of stockholders of the Corporation or (ii) by the unanimous written consent of all stockholders entitled to vote with regard to such action.

     SIXTH:          A.   Subject to the rights of the holders of any series  of
Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Restated Certificate of Incorporation, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

     B. On or prior to the date on which the Corporation first provides notice of an annual meeting of the stockholders following the date this Article Sixth shall have become effective, the Board of Directors of the Corporation shall divide the directors into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1992 annual meeting of stockholders or any special meeting in lieu thereof, the term of office of the second class to expire at the 1993 annual meeting of stockholders or any special meeting in lieu thereof, and the term of office of the third class to expire at the 1994 annual meeting of stockholders or any special meeting in lieu thereof. At each annual meeting of stockholders or special meeting in lieu thereof following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified.

     C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director. In the event of any increase or decrease in the authorized number of directors,
(i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term or his prior death, retirement, removal or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall if reasonably possible be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent reasonably possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation and newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

     D. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the by-laws of the Corporation.

     E. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time but only for cause by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. As used in this Article Sixth, "cause" shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation. A director may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

     SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal by-laws of the Corporation. Any adoption, amendment or repeal of the by-laws of the Corporation by the board of directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the by-laws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the by-laws of the Corporation.

     EIGHTH:   A.   In addition to any affirmative vote required by law or  this
Restated Certificate of Incorporation, and except as otherwise expressly provided in this Article EIGHTH:

          1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder who was an Interested Stockholder immediately prior to such merger or consolidation; or

          2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary (as hereinafter defined) having an aggregate Fair Market Value (as hereinafter defined) equaling or exceeding ten percent (10%) or more of the assets of the corporation; or

          3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the
     Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value (as hereinafter defined) equaling or exceeding ten percent (10%) of the combined Fair Market Value of the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors (for purposes of this Article EIGHTH, the "Voting Stock") of the Corporation, except for any issuance or transfer pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof (including, without limitation of the immediately foregoing, issuances pursuant to such a plan to directors or consultants who are not employees); or

          4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

           5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder, except as a result of immaterial changes due to fractional share adjustments;

shall require the affirmative vote of the holders of shares of voting stock of the Corporation representing at least eighty percent (80%) of the voting power of all the Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provision of this Restated Certificate of Incorporation, as amended or restated from time to time, or any Preferred Stock Designation or in any agreement with any national securities exchange or otherwise.

     The term "Business Combination" as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Section A of this Article EIGHTH.

     B. The provisions of Section A of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote, or such vote; if any, as is otherwise required by law or by this Restated Certificate of Incorporation, if, in the case of any Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation solely in their capacity as stockholders of the Corporation, the condition specified in the following paragraph 1 is met or, in the case of any other Business Combination, all of the conditions specified in either of the following paragraphs 1 or 2 are met:

          1. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined); provided, however, that this condition shall not be capable of satisfaction unless there are at least two Disinterested Directors.

          2.   All of the following conditions shall have been met:

               (a) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by the holders of Common Stock in such Business Combination shall at least be equal to the higher of the following:

                    (1) (if applicable) the Highest Per Share Price (as hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder or any of its Affiliates for any shares of Common Stock acquired by it (i) within the two year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date"), or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher.

                    (2) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article EIGHTH as the "Determination Date"), whichever is higher.

          (b) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock, other than Common Stock or Excluded Preferred Stock (as hereinafter defined), shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph
     (b) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

               (1) (if applicable) the Highest Per Share Price (as hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (i) within the two-year period immediately prior to the Announcement Date, or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher;

               (2) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

               (3) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

                (c) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock and other than Excluded Preferred stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder. The price determined in accordance with subparagraph B.2 of this Article EIGHTH shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

          (d) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:
     (1) except as approved by a majority of the Disinterested Directors there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or liquidation; (2) there shall have been (i) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (ii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Disinterested Directors, and (3) neither such Interested Stockholder nor any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder; provided, however, that no approval by Disinterested Directors shall satisfy the requirements of this subparagraph
     (d) unless at the time of such approval there are at least two Disinterested Directors.

           (e) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefits directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

          (f) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     C.   For the purposes of this Article EIGHTH:

          1. "Person" means any individual, corporation, partnership, association, bank, joint stock company, trust, syndicate, unincorporated organization or similar company, or a group of "persons" acting or agreeing to act together for the purpose of acquiring, holding, voting or disposing of securities or their voting or other interest in the capital stock or other securities of the Corporation for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; provided, that a group of "persons" shall not include the Board of Directors of the Corporation in its solicitation of proxies under Regulation 14A of the General Rules and Regulations under the Securities Exchange Act of 1934 or under applicable state law.

          2. "Interested Stockholder" shall mean any Person (other than the Corporation or any holding company or Subsidiary thereof) who or which:

               (a) is the beneficial owner, directly or indirectly, of more than fifteen percent (15%) of the voting power of the outstanding Voting Stock; or

               (b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of fifteen percent (15%) or more of the voting power of the then outstanding Voting Stock; or

                (c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended (or any successor statute).

          3. "Beneficial Ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of this Restated Certificate of Incorporation; provided, however, that a Person shall, in any event, also be deemed the "beneficial owner" of any Voting Stock:

               (a) which such Person or any of its Affiliates beneficially owns, directly or indirectly; or

               (b) which such Person or any of its Affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with the Corporation to effect any transaction which is described in any one or more of clauses 1 through and including 5 of Section A of this Article EIGHTH) or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such Person nor any such Affiliate is otherwise deemed the beneficial owner); or

                (c) which are beneficially owned, directly or indirectly, by any other Person with which such first mentioned Person or any of its Affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation; and provided further, however, that (1) no director or officer of the Corporation (or any Affiliate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Voting Stock beneficially owned by any other such director or officer (or any Affiliate thereof), and (2) neither any employee stock ownership or similar plan of the Corporation or any Subsidiary of the Corporation, nor any trustee with respect thereto or any Affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any Voting Stock held under any such plan. For purposes of computing the percentage beneficial ownership of Voting Stock of a Person, the outstanding Voting Stock shall include shares deemed owned by such Person through application of this subsection but shall not include any other Voting Stock which may be issuable by the Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Voting Stock shall include only voting Stock then outstanding and shall not include any Voting Stock which may be issuable by the Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

          4. "Affiliate" shall have the meaning ascribed to that term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of filing of this Restated Certificate of Incorporation.

          5. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 2 of this Section C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

          6. "Disinterested Director" means any member of the board of directors who is unaffiliated with the Interested Stockholder and was a member of the board of directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any director who is thereafter chosen to fill any vacancy on the board of directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with such directors' initial assumption of office is recommended for appointment or election by a majority of Disinterested Directors then on the board of directors.

          7. "Fair Market Value" means: (a) in the case of stock, the highest closing sales price of the stock during the 30-day period immediately preceding the date in question of a share of such stock on the National Association of Securities Dealers Automated Quotation System or any system then in use, or, if such stock is admitted to trading on a principal United States securities exchange registered under the Securities Exchange Act of 1934, Fair Market Value shall be the highest sale price reported during the 30-day period preceding the date in question, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock, and (b) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

          8. Reference to "Highest Per Share Price" shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

          9. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in subparagraphs (a) and (b) of paragraph 2 of Section B of this Article EIGHTH shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

          10. "Excluded Preferred Stock" means any series of Preferred Stock with respect to which the Preferred Stock Designation creating such series expressly provides that the provisions of this Article EIGHTH shall not apply.

      D. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article EIGHTH, on the basis of information known to them after reasonable inquiry: (a) whether a Person is an Interested Stockholder; (b) the number of shares of Voting Stock beneficially owned by any Person; (c) whether a Person is an Affiliate of another; and (d) whether the assets which are the subject of any Business
Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has an aggregate Fair Market Value equaling or exceeding ten percent (10%) of the assets of the Corporation or equaling or exceeding ten percent (10%) of the combined Fair Market Value of the voting Stock of the Corporation. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article EIGHTH.

     E. Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     NINTH: 1. To the fullest extent permitted by the Delaware General Corporation Law as the same now exists or may hereafter be amended, the Corporation shall indemnify, and advance expenses to, its directors and officers and any person who is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation, by action of its board of directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the board of directors in its sole and absolute discretion.

     2. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Ninth shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     3. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article Ninth.

      4. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Ninth shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such officer or director. The indemnification and advancement of expenses that may have been provided to an employee or agent of the Corporation by action of the board of directors, pursuant to the last sentence of Paragraph 1 of this Article Ninth, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person, after the time such person has ceased to be an employee or agent of the Corporation, only on such terms and conditions and to the extent determined by the board of directors in its sole discretion.

     TENTH: To the fullest extent permitted by the Delaware General Corporation law as the same now exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article TENTH by the stockholders of the Corporation only shall be applied prospectively, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the personal liability of a director of the Corporation existing immediately prior to such repeal or modification.

     ELEVENTH: The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation, provided, however, that in addition to the vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of shares of voting stock of the Corporation representing at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to (i) reduce or eliminate the number of authorized shares of Common Stock or the number of authorized shares of Preferred Stock set forth in Article FOURTH or (ii) amend or repeal, or adopt any provision inconsistent with,
Section 2 of Article FOURTH and Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, TENTH and this Article ELEVENTH of this Restated Certificate of Incorporation.


     I, Lennert J. Leader, Senior Vice President, Chief Financial Officer, Chief Accounting Officer, Treasurer and Assistant Secretary of the aforesaid Corporation, hereby certify that the foregoing Restated Certificate of Incorporation of the said Corporation was duly adopted by its Board of Directors in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware; that the said Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the said Corporation's Certificate of Incorporation as heretofore amended or supplemented; and that there is no discrepancy between such provisions and the provisions of the said Restated Certificate of Incorporation.

       IN WITNESS WHEREOF, I have executed this Restated Certificate of Incorporation, under the seal of the said Corporation, this 25th day of September, 1997.


                                   AMERICA ONLINE, INC.



                                   By:/S/LENNERT J. LEADER
                                     Lennert J. Leader,
                                     Senior Vice President, Chief Financial
                                     Officer, Chief Accounting Officer,
                                     Treasurer and Assistant Secretary


                                                                     Exhibit A

                              AMERICA ONLINE, INC.

                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

     The preferences, privileges and restrictions granted to or imposed on the Corporation's Series A Junior Participating Preferred Stock, par value $.01 per share, or the holders thereof, are as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be two hundred thousand (200,000). Such number of shares may be increased or decreased by Resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the corporation convertible into Series A Preferred Stock.

     Section 2.     Dividends and Distributions.

     (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, $.01 par value (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board at Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of at dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata an a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein, in any other Certificate of Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.     Certain Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

          (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board or Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise then by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such came the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation at any time declares or pays any dividend on the Common Stock payable in shares of Common Stock, or effects a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

     Section 9. Rank. The Series A Preferred Stock shall rank junior with respect to the payment of dividends and the distribution of assets to all other series of the Corporation's Preferred Stock.

     Section 10. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.


                                                                       Exhibit B

                              AMERICA ONLINE, INC.


                      SERIES B CONVERTIBLE PREFERRED STOCK

     The preferences, privileges and restrictions granted to or imposed on the Corporation's Series B Convertible Preferred Stock, par value $.01 per share, or the holders thereof, are as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series B Convertible Preferred Stock" (the "Series B Preferred Stock") and the number of shares constituting the Series B Preferred Stock shall be one thousand (1,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Preferred Stock.

     Section 2. Liquidation, Dissolution or Winding Up. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or in the event of its insolvency, before any distribution or payment is made to any holders of any shares of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series B Preferred Stock, and subject to the pari passu or senior liquidation rights and preferences of any class or series of Preferred Stock designated to be on parity with the Series B Preferred Stock, the holders of outstanding Series B Preferred Stock shall be entitled to have set apart for them, or to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, an amount equal to $28,315.2430 per share of Series B Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, distribution, combination of shares, reclassification or other similar event with respect to Series B Preferred Stock and, as so adjusted from time to time, is hereinafter referred to as the "Base Liquidation Price") plus all Series B Dividends (as defined below) thereon accrued but unpaid, to and including the date full payment shall be tendered to the holders of Series B Preferred Stock with respect to such liquidation, dissolution or winding up. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to stockholders shall be insufficient to set aside for or to pay such amounts to the holders of shares of Series B Preferred Stock, the total amount of the Corporation's assets which is available to be paid to stockholders of the Corporation shall be distributed pro rata among the holders of the Series B Preferred Stock, subject to the liquidation rights and preferences of any class or series of Preferred Stock designated to be on a parity with the Series B Preferred Stock, and no distribution shall be made to or set apart for the holders of Common Stock or any other class or series of capital stock of the Corporation which at such time is junior to the Series B Preferred Stock as to liquidation rights and preferences. If the assets of the Corporation available for distribution to stockholders exceed such amounts, the balance of such assets shall be paid to or set aside for payment ratably among the holders of Common Stock and the holders of any class or series of Preferred Stock designated to be junior to the Series B Preferred Stock, in accordance with their relative rights and preferences.

     Section 3.  Dividend Rights.

          (a) From and after the date on which shares of Series B Preferred Stock are first issued (the "Original Issue Date"), dividends shall accrue on each share of the Series B Preferred Stock, whether or not funds are legally available therefor and whether or not declared by the Board of Directors, at the rate equal to four percent (4%) per annum on the Base Liquidation Price of such share of Series B Preferred Stock, compounded annually (the "Series B Dividends"). From time to time the Board of Directors of the Corporation may declare and pay dividends or distributions on shares of the Common Stock or on any other class or series of capital stock of the Corporation, but only if all accrued Series B Dividends shall have been paid in full prior to the date of any such declaration, payment or distribution. Series B Dividends may, at the discretion of the Board of Directors, be paid by the issuance to each holder of a share of Series B Preferred Stock of the number of additional shares of Series B Preferred Stock determined by dividing (y) the amount of Series B Dividends payable to such holder by (z) the Conversion Price (as defined in Section 5(c) hereof) that would apply if such shares were to be converted on the date of such issuance.

          (b) In the event the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of Common Stock (other than a dividend payable entirely in shares of Common Stock of the Corporation), the Board of Directors shall declare at the same time a dividend upon the then outstanding shares of the Series B Preferred Stock, payable at the same time as the dividend paid on the Common Stock, in an amount equal to the amount of dividends per share of Series B Preferred Stock as would have been payable on the largest number of whole shares of Common Stock into which each share of Series B Preferred Stock would have been converted if the Series B Preferred Stock had been converted to Common Stock pursuant to the provisions of Section 5 hereof as of the record date for the determination of holders of Common Stock entitled to receive such dividends.

     Section  4.  Voting Rights.

          (a) Except as set forth herein or in the Restated Certificate of Incorporation of the Corporation, or as otherwise provided by law, the Series B Preferred Stock shall be non-voting, the holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required for taking any corporate action.

          (b) To the extent that the Series B Preferred Stock is entitled to vote or required to consent as provided by law or as set forth herein or in the Restated Certificate of Incorporation of the Corporation, the Series B Preferred Stock shall vote on the following basis:

                 (i) Holders of Series B Preferred Stock shall have one vote per share;

                (ii) Except as otherwise provided by law or as set forth herein or in the Restated Certificate of Incorporation of the Corporation, the Series B Preferred Stock shall vote together with (A) all other classes of Preferred Stock entitled to vote on such matter and (B) the Common Stock, as a single class; and

               (iii) The Corporation shall not without having obtained the affirmative vote or written consent of the holders of not less than fifty percent (50%) in voting power of the outstanding shares of Series B Preferred Stock, voting as a separate class:

                         (A) amend, alter or repeal any provision of, or add any provision to, the Corporation's Restated Certificate of Incorporation or By-laws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred Stock;

                         (B) reclassify any Common Stock into shares having any preference or priority as to assets superior to or on a parity with any such preference or priority of the Series B Preferred Stock; or

                         (C) issue any additional shares of Series B Preferred Stock other than pursuant to Section 3(a) hereof.

          (c) The holders of at least a majority of the aggregate number of shares of Series B Stock outstanding may, by affirmative vote or consent, agree to a change or alteration by the Corporation in the preferences, voting powers, qualifications and special or relative rights and privileges of the Series B Stock, or may waive the application thereof in any particular instance.

     Section 5.  Conversion.

     (a) Automatic Conversion on Second Anniversary. On the second anniversary of the Original Issue Date, or if such date is not a Business Day (as defined below) on the next succeeding Business Day, each share of Series B Preferred Stock shall automatically be converted, without the payment of any additional consideration or any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the Base Liquidation Price plus all Series B Dividends thereon accrued but unpaid to and including the date of conversion by (ii) the Conversion Price (as defined below), determined as hereinafter provided, in effect on the date of conversion, calculated to four decimal places; provided that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series B Preferred Stock so converted are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or any transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such loss, theft or destruction. "Business Day" means any day on which commercial banks are not authorized or required by law to close in New York, New York.

     (b)  Conversion Following Triggering Event at Option of Holders.

            (i) In the event that a Triggering Event (as defined below) has occurred, then the holders of at least a majority of the aggregate number of shares of Series B Stock outstanding may, by written notice to the Corporation sent not later than sixty (60) days following the date of such Triggering Event (a "Conversion Election Notice") elect to have each outstanding share of Series B Preferred Stock converted, on the next Business Day succeeding the date of such Conversion Election Notice, without the payment of any additional consideration or any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the Base Liquidation Price plus all Series B Dividends thereon accrued but unpaid to and including the date of conversion by (ii) the Conversion Price (as defined below), determined as hereinafter provided, in effect on the date of conversion calculated to four decimal places; provided that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series B Preferred Stock so converted are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or any transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such loss, theft or destruction.

           (ii) As used herein, a "Triggering Event" shall mean (A) termination of the Joint Venture Agreement dated as of May 8, 1996 (the "JVA") between the Corporation, Mitsui & Co., Ltd. and the other parties thereto, pursuant to the terms thereof; (B) delivery of a Buyout Notice (as defined in the JVA) pursuant to the terms of the JVA; (C)the delivery of any Buy/Sell Notice (as defined in the JVA) or notice of dissolution, pursuant to Section 3.4.1 of the JVA; (D) timely delivery of a Launch Software Buyout Notice (as defined in the JVA); (E) a consolidation or merger of the Corporation as a result of which the Corporation is not the surviving entity or the sale of all or substantially all of the assets of the Corporation; (F)the Common Stock of the Corporation is neither: (x) quoted on the National Association of Security Dealers Automatic Quotation System ("NASDAQ"), (y) traded on a national securities exchange or (z) set forth in the National Quotation Bureau sheet listing; or (G) the stockholders of the Corporation shall have approved any plan or proposal for the liquidation or dissolution of the Corporation.

     (c) Determination of Conversion Price. The Conversion Price for purposes of calculating the number of shares of Common Stock deliverable upon conversion of Series B Preferred Stock (the "Conversion Price") shall, from time to time, be equal to (i) the average closing sales price per share of Common Stock as reported by NASDAQ, if the Common Stock is quoted on NASDAQ, (ii) the average closing sales price per share on the primary exchange on which the Common Stock is then traded, if the Common Stock is traded on a national securities exchange or (iii) if the Common Stock is neither quoted on NASDAQ nor traded on a national securities exchange, the average high bid price as set forth in the National Quotation Bureau sheet listing, in each case for the twenty (20) consecutive trading days ending on the date which is two (2) Business Days prior to the date shares of Series B Preferred Stock are converted into shares of Common Stock; provided that, in the event that any stock split, stock dividend, stock combination, reclassification or similar event is effected during such twenty (20) consecutive trading day period, calculation of such Conversion Price shall be equitably adjusted to account for such stock split, stock dividend, stock combination, reclassification or similar event.

     (d)  Conversion Mechanics.    Upon the conversion of the Series B Preferred
Stock, the holders thereof shall surrender the certificate or certificates representing such shares, duly endorsed, at the office of the Corporation or of its transfer agent. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the aggregate number of shares of Common Stock into which the aggregate shares of the Series B Preferred Stock surrendered were convertible on the date on which such conversion occurred. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay to such holder cash equal to such fraction multiplied by the then effective Conversion Price.

     (e) No Impairment. The Corporation shall not, by amendment of its Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, impair or avoid or seek to impair or avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to effect the conversion of the Series B Preferred Stock as set forth herein.

     (f) Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all convertible Series B Preferred Stock.

     (g) Certain Taxes. The Corporation shall pay any issue or transfer taxes payable in connection with the conversion of any shares of Series B Preferred Stock; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer to a name other than that of the holder of such Series B Preferred Stock.

     Section 6. No Reissuance of Series B Preferred Stock. No share or shares of Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

     Section 7. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Resolution establishing the terms of the Series B Preferred Stock shall be vested in the Common Stock.

     Section 8. Rank. The Series B Preferred Stock shall rank superior with respect to the payment of dividends and the distribution of assets to all other series or classes of the Corporation's Preferred Stock, other than series or classes of the Corporation's Preferred Stock specified to rank on parity with the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets.